Exhibit 10.23
FOURTEENTH AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT
This Fourteenth Amendment to Amended and Restated Credit Agreement (the “Amendment”), is made this 13th day of October, 2017 among CROCS, INC., a corporation organized under the laws of the State of Delaware (“Crocs”), CROCS RETAIL, LLC, a limited liability company organized under the laws of the State of Colorado (“Retail”), OCEAN MINDED, INC., a corporation organized under the laws of the State of Colorado (“Ocean”), JIBBITZ, LLC, a limited liability company organized under the laws of the State of Colorado (“Jibbitz”), BITE, INC., a corporation organized under the laws of the State of Colorado (“Bite”, together with Crocs, Retail, Ocean, Jibbitz and each other Person joined as a borrower from time to time to the Credit Agreement (as defined below), collectively “Borrowers” and each a “Borrower”), the Lenders who have executed this Amendment (the “Consenting Lenders”) and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as agent for Lenders (PNC, in such capacity, the “Administrative Agent”). All capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the below-defined Credit Agreement, as amended hereby.
BACKGROUND
A.    On December 16, 2011, Borrowers, Lenders and Administrative Agent entered into, inter alia, that certain Amended and Restated Credit Agreement (as same has been or may hereafter be amended, modified, renewed, extended, restated or supplemented from time to time, including without limitation as amended by that certain First Amendment to Amended and Restated Credit Agreement by and among the parties hereto dated as of December 10, 2012, that certain Second Amendment to Amended and Restated Credit Agreement by and among the parties hereto dated as of June 12, 2013, that certain Third Amendment to Amended and Restated Credit Agreement by and among the parties hereto dated as of December 27, 2013, that certain Fourth Amendment to Amended and Restated Credit Agreement by and among the parties hereto dated as of March 27, 2014, that certain Fifth Amendment to Amended and Restated Credit Agreement by and among the parties hereto dated as of September 26, 2014, that certain Sixth Amendment to Amended and Restated Credit Agreement by and among the parties hereto dated as of April 2, 2015, that certain Seventh Amendment to Amended and Restated Credit Agreement by and among the parties hereto dated as of April 21, 2015, that certain Eighth Amendment to Amended and Restated Credit Agreement by and among the parties hereto dated as of September 1, 2015, that certain Ninth Amendment to Amended and Restated Credit Agreement by and among parties hereto dated as of November 3, 2015, that certain Tenth Amendment to Amended and Restated Credit Agreement by and among the parties hereto dated as of December 24, 2015, that certain Eleventh Amendment to Amended and Restated Credit Agreement by and among the parties hereto dated as of February 18, 2016, that certain Twelfth Amendment to Amended and Restated Credit Agreement by and among the parties hereto dated as of June 13, 2016, and that certain Thirteenth Amendment to Amended and Restated Credit Agreement by and among the parties hereto dated as of November 22, 2016, the “Credit Agreement”) to reflect certain financing arrangements among the parties thereto.
B.    Borrowers have requested and Administrative Agent and Consenting Lenders have agreed (i) to modify certain terms and provisions of the Credit Agreement, in each case, on the terms and subject to the conditions contained in this Amendment, (ii) to increase the Revolving Credit Commitments to an amount equal to $100,000,000, with KeyBank National Association (“KeyBank”) agreeing to (x) become a Lender under the Credit Agreement and (y) to provide a Revolving Credit Commitment to Borrowers in an aggregate amount equal to $25,000,000, subject to the terms of the Credit Agreement, as amended herein.
NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
Section 1.Amendments to Credit Agreement. Upon the Effective Date (as defined below):
(m)    The definitions of “Bail-In Action”, “Bail-In Legislation”, “EEA Financial Institution”, “EEA Member Country”, “EEA Resolution Authority”, “EU Bail-In Legislation Schedule”, “Fourteenth Amendment”, “Fourteenth Amendment Date” and “Write-Down and Conversion Powers” shall be added to Section 1.1 of the Credit Agreement in the appropriate alphabetical sequence:

Bail-In Action shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
Bail-In Legislation shall mean, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
EEA Financial Institution shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
EEA Member Country shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
EEA Resolution Authority shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
EU Bail-In Legislation Schedule shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
Fourteenth Amendment shall mean that certain Fourteenth Amendment to Amended and Restated Credit Agreement dated as of the Fourteenth Amendment Date among Borrowers, Administrative Agent and Lenders.
Fourteenth Amendment Date shall mean October 13, 2017.
Write-Down and Conversion Powers shall mean, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
(m)    Applicable Commitment Fee Rate. The definition of “Applicable Commitment Fee Rate” in Section 1.1 of the Credit Agreement shall be deleted in its entirety and replaced as follows:
Applicable Commitment Fee Rate shall mean (a) if the Revolving Facility Usage is greater than $25,000,000, an amount equal to one quarter of one percent

(0.25%) and (b) if the Revolving Credit Usage is less than or equal to $25,000,000, an amount equal to three eighths of one percent (0.375%).
(m)    Applicable Margin. The definition of “Applicable Margin” in Section 1.1 of the Credit Agreement shall be deleted in its entirety and replaced as follows:
Applicable Margin shall mean (a) if the Revolver Availability is greater than thirty three percent (33%) of the aggregate Revolving Commitments, (i) an amount equal to one and one half percent (1.50%) for Revolving Credit Loans accruing interest at the LIBOR Rate, and (ii) an amount equal to one half of one percent (0.50%) for Revolving Credit Loans accruing interest at the Base Rate and Swing Loans, and (b) if the Revolver Availability is less than or equal to thirty three percent (33%) of the aggregate Revolving Commitments, (i) an amount equal to one and three quarters of one percent (1.75%) for Revolving Credit Loans accruing interest at the LIBOR Rate, and (ii) an amount equal to three quarters of one percent (0.75%) for Revolving Credit Loans accruing interest at the Base Rate and Swing Loans.
(n)    Covenant Triggering Event. The definition of “Covenant Trigger Event” in Section 1.1 of the Credit Agreement shall be deleted in its entirety and replaced as follows:
Covenant Triggering Event shall, with respect to any fiscal quarter, be deemed to have occurred (a) if, for the period commencing 15 days prior to the last day of such fiscal quarter through and including the 15th day of the following fiscal quarter, Borrowers’ average Revolving Facility Usage is greater than the lesser of 40% of the aggregate Revolving Commitments or $40,000,000; or (b) upon the occurrence of the Revolving Facility Usage being greater than the Borrowing Base as more fully set forth in Section 8.3.4.7 below.
(m)    Consolidated EBITDA. The definition of “Consolidated EBITDA” in Section 1.1 of the Credit Agreement shall be deleted in its entirety and replaced as follows:
Consolidated EBITDA shall mean for any period the sum of (i) net income (or loss) of Borrowers on a Consolidated Basis for such period (excluding, in each case to the extent incurred or charged during the applicable period: one-time charges including impairments with the consent of Administrative Agent in the aggregate not to exceed $25,000,000 for any trailing twelve month period ending after December 31, 2015 of which up to $10,000,000 may be cash-charges; provided, that such cash-charges shall not exceed an aggregate amount of $30,000,000 for the period beginning on January 1, 2016 and ending on the Expiration Date), plus (ii) all interest expense (net of interest income) of Borrowers on a Consolidated Basis for such period, plus (iii) all charges against income of Borrowers on a Consolidated Basis for such period for federal, state and local taxes, plus (iv) depreciation expenses for such period, plus (v) amortization expenses for such period, plus (vi) non-cash share based compensation expenses, plus (vii) foreign currency transaction losses (net of any foreign currency transaction gains) for such period.

(n)    Issuing Lender. The definition of “Issuing Lender” in Section 1.1 of the Credit Agreement shall be deleted in its entirety and replaced as follows:
Issuing Lender     shall mean PNC, KeyBank National Association and/or HSBC Bank USA, N.A., in their capacities as issuers of Letters of Credit hereunder, and any other Lender that Borrower, Administrative Agent and such other Lender may agree may from time to time issue Letters of Credit hereunder.
(o)    Required Lenders.    Subsections (A) and (B) of the definition of “Required Lenders” in Section 1.1 of the Credit Agreement shall each be deleted in their entirety and replaced as follows:
(A)    If there exists fewer than three (3) non-Affiliate Lenders, all such Lenders (other than any Defaulting Lender), and
(B)    If there exists three (3) or more non-Affiliate Lenders, each such Lender (other than any Defaulting Lender) having more than fifty percent (50%) of the aggregate amount of the Revolving Credit Commitments of the Lenders (excluding any Defaulting Lender) or, after the termination of the Revolving Credit Commitments, the outstanding Revolving Credit Loans and Ratable Share of Letter of Credit Obligations of the Lenders (excluding any Defaulting Lender); provided however that if there are three (3) or more non-Affiliate Lenders, at least two (2) such Lenders will be required to constitute Required Lenders.
(p)    Making Revolving Credit Loans. The reference to “2:00 p.m.” in Section 2.5.1 of the Credit Agreement shall be deleted in its entirety and replaced with “3:00 p.m.”
(m)    Patents, Trademarks, Copyrights, Licenses, Etc. The following sentence shall be added to the end of Section 6.1.10 of the Credit Agreement:
Each Loan Party’s registered patents, trademarks, service marks, trade names, copyrights and other registered intellectual property as of the Fourteenth Amendment Date are set forth on Schedule 6.1.10 attached to the Fourteenth Amendment, as such schedule may be updated from time to time in connection with delivery of the Compliance Certificate with the Quarterly Financial Statements.
(n)    Indebtedness. Section 8.2.1(xviii) of the Credit Agreement shall be amended and restated in its entirety as follows:
(xviii) Indebtedness of Foreign Subsidiaries owing to another Foreign Subsidiary or any Loan Party;
(o)    Loans and Investments. Section 8.2.4(vii) of the Credit Agreement shall be amended and restated in its entirety as follows:
(vii) (a) loans, advances and other investments in other Loan Parties, and (b) any loans, advances and other investments evidenced by certain promissory notes to be issued by Colorado Footwear CV and Western Brands NL Holdings CV to

Crocs as taxable dividends in an aggregate amount not to exceed $375,000,000 at any time to the extent the issuance of such promissory notes does not result in a material tax expense or have a materially adverse effect on the consolidated financial statements of Crocs.
(p)    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. The following Section 9.3 shall be added to the Credit Agreement as:
9.3 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)    the effects of any Bail-in Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.
(m)    Release of Trademarks, Patents and other Intellectual Property.    The following Section 11.2.6 shall be added to the Credit Agreement:

11.2.6    Release of Trademarks, Patents and other Intellectual Property. Notwithstanding anything to the contrary contained in this Section 11.2, the Administrative Agent may, in its Permitted Discretion (and without Required Lender consent or approval) release its Lien (held for the benefit of itself and the Lenders) on any patents, trademarks, service marks, trade names, copyrights, licenses, registrations or other intellectual property which Borrowers determine is not material or which Borrowers’ in good faith determine is not useful or used in their business. Such release shall be in the form of Exhibit A to the Fourteenth Amendment.
(m)    Compliance Certificate.    Exhibit 8.3.3 to the Credit Agreement shall be deleted in its entirety and replaced with Exhibit 8.3.3 attached to this Amendment.
(n)    Revolving Credit Commitments.    Schedule 1.1(B) to the Credit Agreement shall be deleted in its entirety and replaced with Schedule 1.1(B) attached to this Amendment.
Section 1.    Schedules.    Administrative Agent and the Consenting Lenders acknowledge and agree that they accept the revisions and updates to the Schedules attached hereto as Exhibit B which have been delivered in accordance with Section 6.2 of the Credit Agreement.
Section 2.    Crocs Accessories LP. Notwithstanding anything to the contrary in the Credit Agreement or the Loan Documents, so long as Crocs Accessories LP, a Delaware limited partnership, is dissolved on or prior to February 28, 2018, it shall not be required to join the Credit Agreement or any other Loan Document as a Borrower or Guarantor and shall not be required to be liable for, or grant a Lien on any of its assets to secure, the Obligations.
Section 3.    Dissolution of Subsidiaries. Notwithstanding anything to the contrary in the Credit Agreement or the Loan Documents, Administrative Agent and Lenders hereby consent to the dissolution of Bite and/or Ocean on or prior to June 30, 2018 so long as prior to such dissolution all assets and property of Bite and Ocean are transferred to another Borrower. Borrowers hereby agree that within thirty (30) days after the dissolution of such Person or Persons, Borrowers shall deliver any documents, instruments or agreements (a) evidencing such dissolution and the transfer of assets to another Borrower, and (b) necessary for Administrative Agent and Lenders to maintain a perfected first priority security interest in any transferred assets.
Section 4.    Lender Joinder. In consideration of the Lenders permitting KeyBank to become a Lender under the Credit Agreement, KeyBank agrees that effective as of the Effective Date it shall become, and shall be deemed to be, a Lender under the Credit Agreement and each of the other Loan Documents and agrees that from the Effective Date and so long as KeyBank remains a party to the Credit Agreement, KeyBank shall assume the obligations of a Lender under and perform, comply with and be bound by each of the provisions of the Credit Agreement which are stated to apply to a Lender and shall be entitled to the benefits, rights and remedies set forth therein and in each of the Loan Documents. KeyBank hereby acknowledges that it has heretofore received a true and correct copy of the Credit Agreement (including any modifications thereof or supplements or waivers thereto) as in effect on the Effective Date and the executed original of its Note(s) dated the Effective Date issued by the Borrowers under the Agreement in the face amount of $25,000,000.

The aggregate Revolving Credit Commitment of KeyBank as of the Effective Date is $25,000,000 ($5,000,000 of which was assigned by PNC to KeyBank).
Section 5.    Acknowledgment of Guarantors. With respect to the amendments to the Credit Agreement effected by this Amendment, each Guarantor signatory hereto hereby acknowledges and agrees to this Amendment and confirms and agrees that its Guaranty Agreement (as modified and supplemented in connection with this Amendment) and any other Loan Document to which it is a party is and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that, upon the effectiveness of, and on and after the date of this Amendment, each reference in such Guaranty or Loan Document to the Credit Agreement, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended or modified by this Amendment. Although Administrative Agent and the Consenting Lenders have informed the Guarantors of the matters set forth above, and the Guarantors have acknowledged the same, each Guarantor understands and agrees that neither Administrative Agent nor any Lender has any duty under the Credit Agreement, the Guaranty Agreements or any other Loan Document to so notify any Guarantor or to seek such an acknowledgement, and nothing contained herein is intended to or shall create such a duty as to any transaction hereafter.
Section 6.    Conditions Precedent. This Amendment shall be effective upon satisfaction of the following conditions (the date of such satisfaction, the “Effective Date”):
(m)    Administrative Agent shall have received this Amendment fully executed by the Borrowers, the Guarantors, Administrative Agent and Consenting Lenders;
(n)    Administrative Agent shall have received a Fourteenth Amendment Fee Letter;
(o)    Administrative Agent shall have received an executed Assignment and Assumption Agreement, in substantially the form of Exhibit 1.1(A) to the Credit Agreement, pursuant to which PNC assigns $5,000,000 of its $75,000,000 Revolving Credit Commitment to KeyBank;
(p)    Administrative Agent shall have received a Revolving Credit Note in favor of KeyBank in an amount equal to $25,000,000;
(q)    Administrative Agent shall have received copies of certifications and resolutions in form and substance reasonably satisfactory to Administrative Agent, of the corporate secretaries (or other equivalent governing body, member or partner) of each Loan Party authorizing the increase in the Revolving Credit Commitments and the incurrence of Indebtedness provided for herein; and
(r)    No Events of Default or Potential Default shall have occurred and be continuing, on the effective date after giving effect to the increase in the Revolving Credit Commitments contemplated by this Amendment.
Section 7.    Representations and Warranties. Each Loan Party:

(m)    reaffirms all representations and warranties made to Administrative Agent and Lenders under the Credit Agreement and all of the other Loan Documents and confirms that all are true and correct in all material respects as of the date hereof (except (i) to the extent any such representations and warranties specifically relate to a specific date, in which case such representations and warranties were true and correct in all material respects on and as of such other specific date, and (ii) to the extent any such representations and warranties are qualified by materiality, in which case such representations and warranties were true and correct in all respects);
(n)    reaffirms all of the covenants contained in the Credit Agreement, covenants to abide thereby until satisfaction in full of the Obligations and termination of the Credit Agreement and the other Loan Documents;
(o)    represents and warrants to the Administrative Agent and the Lenders that no Potential Default or Event of Default has occurred and is continuing under any of the Loan Documents or will result from this Amendment;
(p)    represents and warrants to the Administrative Agent and the Lenders that it has the authority and legal right to execute, deliver and carry out the terms of this Amendment, that such actions were duly authorized by all necessary limited liability company or corporate action, as applicable, and that the officers executing this Amendment on its behalf were similarly authorized and empowered, and that this Amendment does not contravene any provisions of its certificate of incorporation or formation, operating agreement, bylaws, or other formation documents, as applicable, or of any contract or agreement to which it is a party or by which any of its properties are bound; and
(q)    represents and warrants to the Administrative Agent and the Lenders that this Amendment and all assignments, instruments, documents, and agreements executed and delivered in connection herewith, are valid, binding and enforceable in accordance with their respective terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally.
Section 8.    General Provisions.
(m)    Payment of Expenses. Borrowers shall pay or reimburse Administrative Agent and Lenders for their reasonable attorneys’ fees and expenses in connection with the preparation, negotiation and execution of this Amendment and the documents provided for herein or related hereto.
(n)    Reaffirmation. Except as modified by the terms hereof, all of the terms and conditions of the Credit Agreement, as amended, and all of the other Loan Documents are hereby reaffirmed by each Loan Party and shall continue in full force and effect as therein written.
(o)    Third Party Rights. No rights are intended to be created hereunder for the benefit of any third party donee, creditor, or incidental beneficiary.

(p)    Headings. The headings of any paragraph of this Amendment are for convenience only and shall not be used to interpret any provision hereof.
(q)    Modifications. No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.
(r)    Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York.
(s)    Counterparts. This Amendment may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission or PDF shall be deemed to be an original signature hereto.
(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.
BORROWERS:

CROCS, INC. By: /s/ Carrie W. Teffner____________________ Name: Carrie W. Teffner Title: Chief Financial Officer

CROCS RETAIL, LLC By: /s/ Carrie W. Teffner____________________ Name: Carrie W. Teffner Title: Manager

OCEAN MINDED, INC. By: /s/ Carrie W. Teffner____________________ Name: Carrie W. Teffner Title: Chief Financial Officer
JIBBITZ, LLC By: /s/ Carrie W. Teffner____________________ Name: Carrie W. Teffner Title: Manager

[Signature Page to Fourteenth Amendment (Crocs)]
074658.01293/106110513v.12

BITE, INC.

By: /s/ Carrie W. Teffner____________________
Name: Carrie W. Teffner
Title: Chief Financial Officer

GUARANTORS:

WESTERN BRANDS HOLDING COMPANY, LLC

By: /s/ Carrie W. Teffner____________________
Name: Carrie W. Teffner
Title: Manager

[Signature Page to Fourteenth Amendment (Crocs)]
074658.01293/106110513v.12

PNC BANK, NATIONAL ASSOCIATION,
as a Lender and as Administrative Agent

By: /s/ Steve C. Roberts_____________________
Name: Steve C. Roberts
Title: Senior Vice President

KEYBANK NATIONAL ASSOCIATION,
as a Lender

By: /s/ Dru Steinly-Chiesa____________________
Name: Dru Steinly-Chiesa
Title: Senior Vice President

HSBC BANK USA, N.A., as a Lender By: /s/ Andy Reidell________________________ Name: Andy Reidell Title:

SCHEDULE 1.1(B)
COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

Part 1 - Commitments of Lenders and Addresses for Notices to Lenders

Lender	Amount of Commitment for Revolving Credit Loans	Commitment	Ratable Share
PNC Bank, National Association 2 North Lake Avenue, Suite 440 Pasadena, CA 91101 Attention: Steve Roberts Telephone: 626-432-6128 Facsimile: 626-432-4589	$70,000,000	$70,000,000	70%
KeyBank National Association
Commercial Banking 1675 Broadway, Suite 300 Denver, CO 80202 Attention: Dru Steinly-Chiesa
Facsimile: 720-904-4515 Telephone: 720-904-4509	$25,000,000	$25,000,000	25%
	$5,000,000	$5,000,000	5%
Total	$100,000,000	$100,000,000	100%

SCHEDULE 1.1(B)
COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

Part 2 - Addresses for Notices to Administrative Agent, Borrower and Guarantors:
ADMINISTRATIVE AGENT
PNC Bank, National Association
350 South Grand Avenue
Suite 3850
Los Angeles, CA 90071
Attention: Steve Roberts
Telephone:    626-432-6128
Telecopy:    626-432-4589
With a Copy To:
Agency Services, PNC Bank, National Association
Mail Stop: P7-PFSC-04-I
Address: 500 First Avenue
Pittsburgh, PA 15219
Attention:    Agency Services
Telephone:    412-762-6442
Telecopy:    412-762-8672
BORROWER:
Crocs, Inc.
7477 East Dry Creek Parkway
Niwot, CO 80503
Attention: William Plon
Telephone:    303-848-7461
Email:    WPlon@Crocs.com
With a copy to:
Perkins Coie LLP
1900 Sixteenth Street, Suite 1400
Denver, CO 80202
Attention: Jason Day
Telephone: (303) 291-2362
Facsimile: (303) 291-2400
SCHEDULE 6.1.10
REGISTERED PATENTS, TRADEMARKS AND COPYRIGHTS

EXHIBIT A
TERMINATION AND RELEASE OF INTELLECTUAL PROPERTY
THIS TERMINATION AND RELEASE OF INTELLECTUAL PROPERTY (this “Termination”), is dated as of [_______], 20_, and made by PNC BANK, NATIONAL ASSOCIATION, in its capacity as Administrative Agent under the below-defined Security Agreement (“Grantee”) to [____________] (the “Grantor”).
WHEREAS, on December 16, 2011, Crocs, Inc., a Delaware corporation (“Crocs”), Crocs Retail, LLC, a Colorado limited liability company (“Retail”), Ocean Minded, Inc., a Colorado corporation (“Ocean”), Jibbitz, LLC, a Colorado limited liability company (“Jibbitz”), Bite, Inc., a Colorado corporation (“Bite”, together with Crocs, Retail, Ocean, Jibbitz and each other Person joined as a borrower from time to time to the Credit Agreement (defined below), collectively, the “Borrowers”, and each a “Borrower”), certain financial institutions party thereto as lenders (the “Lenders”) and Administrative Agent entered into that certain Amended and Restated Credit Agreement (as amended, modified, renewed, extended, restated, or supplemented from time to time, the “Credit Agreement”);
WHEREAS, pursuant to that certain (i) Security Agreement dated as of September 25, 2009 (as amended, modified, renewed, extended, restated, or supplemented from time to time), and (ii) Trademark and Patent Security Agreement dated as of September 25, 2009 (as amended, modified, renewed, extended, restated, or supplemented from time to time) (collectively, the “Security Agreements”), a security interest was granted by the Grantor to Grantee in certain collateral, including the Specified IP Collateral (as hereinafter defined); and
WHEREAS, Grantee now desires to terminate and release the security interest in the Specified IP Collateral as stipulated in the Security Agreements.
NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and upon the terms set forth in this Termination, Grantee hereby states as follows:
1.    Definitions. The term “Specified IP Collateral,” as used herein, shall mean and include all of the Grantor’s right, title and interest of every kind and nature as of the date hereof in the trademarks, patents, copyrights and other intellectual property listed on Schedule A hereto.
2.    Release of Security Interest. Grantee hereby terminates, releases and discharges the security interest in the Specified IP Collateral and reassigns to the person or persons legally entitled thereto all of their right, title and interest in the Specified IP Collateral. Grantee acknowledges that this Termination may be filed along with any other necessary documentation with the United States Patent and Trademark Office or any other governmental office to evidence the partial termination and release granted by the Termination. Grantee will execute any additional documents necessary to confirm and effect this Termination.

[remainder of page intentionally blank]

IN WITNESS WHEREOF, the Grantee has caused this Termination to be executed by its duly authorized officer as of the date first written above.

PNC BANK, NATIONAL ASSOCIATION,
as a Lender and as Administrative Agent

By: _______________________________
        Name: Steve Roberts
         Title: Senior Vice President

Schedule A
Specified IP Collateral
See attached.

EXHIBIT B
Updates to Schedules
See attached

EXHIBIT 8.3.3
COMPLIANCE CERTIFICATE

PNC Bank, National Association
350 South Grand Ave.
Suite 3850
Los Angeles, CA 9071
Attention: Steve Roberts

The undersigned, the [Chief Executive Officer / President / Chief Financial Officer / Treasurer / Director of Treasury] of CROCS, INC., a Delaware corporation (“Crocs”), delivers this certificate to PNC BANK, NATIONAL ASSOCIATION ("Administrative Agent"), in accordance with the requirements of Section 8.3.3 of that certain Amended and Restated Credit Agreement dated December 16, 2011 (as has been and may be supplemented, restated, superseded, amended or replaced from time to time, the “Credit Agreement”) among Crocs, CROCS RETAIL, LLC, a limited liability company organized under the laws of the State of Colorado (“Retail”), OCEAN MINDED, INC., a corporation organized under the laws of the State of Colorado (“Ocean”), JIBBITZ, LLC, a limited liability company organized under the laws of the State of Colorado (“Jibbitz”), and BITE, INC., a corporation organized under the laws of the State of Colorado (“Bite”, together with Crocs, Retail, Ocean, Jibbitz and each other Person joined as a borrower from time to time to the Credit Agreement, collectively the “Borrowers” and each a “Borrower”), Administrative Agent and certain financial institutions party thereto as lenders from time to time (the “Lenders”). Capitalized terms used in this Compliance Certificate, unless otherwise defined herein, shall have the meanings ascribed to them in the Credit Agreement.

1.    Based upon my review of the consolidated balance sheets and statements of income of Borrowers for the fiscal period ending __________________, 201_, copies of which are attached hereto, I hereby certify, in my capacity as an officer of Crocs and not in my individual capacity, that:

(a)[(I) the average Revolving Facility Usage for the 15 days prior to ________________ and for the 15 days following such date, was $____________, which is less than the lesser of 40% of the aggregate Revolving Commitments or $40,000,000, and (II) at no time during the period from ___________ through and including ____________, was the Revolving Facility Usage greater than the Borrowing Base as set forth in Section 8.3.4.7; and consequently, the Fixed Charge Coverage Ratio and the Leverage Ratio are not required to be tested]; or

(b)[(I) the average Revolving Facility Usage for the 15 days prior to ________________ and for the 15 days following such date, was $____________, which is greater than the lesser of 40% of the aggregate Revolving Commitments or $40,000,000, or (II) during the period from ___________ through and including ____________, the Revolving Facility Usage was greater than the Borrowing Base as set forth in Section 8.3.4.7; consequently, a Covenant Triggering Event has occurred and the Fixed Charge Coverage Ratio and the Leverage Ratio are required to be tested. For the fiscal quarter ending ___________, the Fixed Charge Coverage Ratio was ___ to 1.00 (minimum required 1.10 to 1.00). The Borrowers’ Leverage Ratio was ___ to 1.00 (maximum permitted 2.00 to 1.00)];

(c)Borrowers were in compliance with the requirements of Sections 8.2.1, 8.2.3, 8.2.4 and 8.2.5 of the Credit Agreement.

Attached as Schedule "A" are the details underlying such financial covenant calculations.

2.
Attached as Schedule “B” is a list of any patents, trademarks, service marks, trade names, copyrights and other registered intellectual property, that the Loan Parties’ have acquired since delivery of the of the most recent Compliance Certificate,

3.
Attached as Schedule “C” is a list of any intellectual property which the Loan Parties have abandoned or otherwise disposed of (or propose to dispose of)since delivery of the most recent Compliance Certificate.

4.
No Potential Default exists on the date hereof, other than: _________________________ [if none, so state, if a Potential Default exists, state steps being taken with respect to such Potential Default]; and

5.	No Event of Default exists on the date hereof, other than: __________________ [if none, so state, if an Event of Default exists, state steps being taken with respect to such Event of Default].

6.
No proceeds of other Indebtedness (whether such Indebtedness was incurred by a Borrower or a Subsidiary of any Borrower) was used during the applicable fiscal quarter to reduce the Revolving Credit Loans.

[Signature Page Follows]
Very truly yours,

By:
_______________, as ___________ of Crocs

SCHEDULE A
Financial Covenant Calculations

SCHEDULE B
Acquired Intellectual Property (Registered)
Trademarks

Patents

Copyrights

SCHEDULE C
Disposed of Intellectual Property

Trademarks

Patents

Copyrights

Other (Domain Names, Service Packs, Other Unregistered Intellectual Property)

[Signature Page to Fourteenth Amendment (Crocs)]
074658.01293/106110513v.12